Exhibit 10.14

Intellectual Property Assignment Deed

Medvet Sciences Pty Ltd

ABN 15 008 089 745

and

Angioblast Systems, Incorporated

10.11	No variation	15

10.12	Costs	15

10.13	Duty.	16

10.14	Governing law and jurisdiction.	16

10.15	Counterparts	16

10.16	Conflicting provisions	16

10.17	Non merger	16

10.18	Operation of indemnities	16

10.19	No right of set-off	16

10.20	Relationship of parties	16

Schedule 1		1

Schedule 2		1

Intellectual Property Assignment Deed

Date 4th October 2004

Parties

1. Medvet Sciences Pty Ltd ABN 15 008 089 745 of 38 Payneham Road, Stepney, South Australia, 5069 Australia (Medvet)

2. Angioblast Systems, Incorporated of 279 East, 44th Street, New York, NY 10017 United States of America (Angioblast)

Background

A. Medvet owns all right title and interest in and to Patent Family 1 and Patent Family 3.

B. Medvet owns Patent Family 2 as a tenants in common in equal shares with Angioblast.

C. Subject to the terms of this Deed:

(a) Medvet has agreed to assign to Angioblast absolutely all its right, title and interest in and to the Intellectual Property Rights subsisting in the Technology and Materials on the terms of this Deed and subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement continuing until the termination of the PeterMac Research Agreement (whether simply due to the effluxion of time or on any other basis whatsoever).

(b) to the extent that Medvet cannot assign to Angioblast any part of the Technology or Materials, Medvet will grant Angioblast an exclusive, worldwide licence (including the right to sub-licence) to use, exploit and conduct research in relation to that part of the Technology and Materials that cannot be assigned, in the Other Field on the same terms of the All Fields Licence and subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement continuing until the termination of the PeterMac Research Agreement (whether simply due to the effluxion of time or on any other basis whatever); and

(c) to the extent that Medvet cannot assign or grant an exclusive licence to Angioblast of any part of the Materials, Medvet will grant Angioblast a non-exclusive, worldwide licence (including the right to sub-licence) to use, exploit or conduct research in relation to that part of the Materials that cannot be assigned or exclusively licensed, in the Other Field on the same terms of the All Fields Licence to the extent that it applies to a non-exclusive licence, and subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement continuing until the termination of the PeterMac Research Agreement (whether simply due to the effluxion of time or on any other basis whatever).

(d) Medvet has agreed to assign to Angioblast all its right, title and interest in and to the Bone and Cartilage Licence.

Operative Provisions

1. Definitions and interpretation.

1.1 Definitions. In this Deed:

All Fields Licence means the licence granted to Angioblast by Medvet by clause 5 of the Deed executed between the parties on 27 July 2004 in the Other Field;

Bone and Cartilage Fee will have the same meaning that ‘Fee’ has under the Bone and Cartilage Licence;

Bone and Cartilage Field means the field of bone regeneration and repair and cartilage regeneration and repair;

Bone and Cartilage Licence means the exclusive worldwide licence granted by Medvet to Mesoblast Limited to exploit the Technology and Materials in the Bone and Cartilage Field executed on or about 28 July 2004 on terms, as amended by the Deed of Amendment executed between Medvet and Mesoblast Limited on or about the date of this Deed, which have been disclosed to Angioblast;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in South Australia;

Cardio Fees shall have the same meaning that ‘Fee’ has under the Cardio Licence, notwithstanding the termination of the Cardio Licence;

Cardio Field means cell therapy applications derived from cells expressing markers of mesenchymal precursors including but not limited to STRO-1 or 3G5 markers in respect of cardiac muscle and blood vessels only. Applications may include, but are not limited to, formation of blood vessels and/or cardiac muscle for tissue repair and/or for the treatment of ischaemic conditions, cardiovascular, cerebrovascular and peripheral vascular disorders;

Cardio Licence means the licence agreement between Medvet and Angioblast executed between the parties on or about 14 May 2004, to exploit the Technology and Materials in the Cardio Field, as amended by clause 3 of the Deed executed between the parties on 27 July 2004;

Cells means mesenchymal precursor cells;

Confidential Information means all information not in the public domain or which entered the public domain subsequent to disclosure in violation of this Deed including but not limited to:

(a) know-how, trade secrets, ideas, concepts, technical and operational information, scientific or technical processes or techniques, product composition or details owned or used by either party;

(b) computer records, software, source and object codes, manuals, diagrams, graphs, charts, projections, specifications, estimates, records, accounts, plans, formulae, designs, drawings, models, methods, techniques, price lists, customer lists, market research information, business and marketing plans and projections, correspondence, documents and papers of every description, including copies of or extracts from any of the same;

(c) information concerning the affairs or property of either party or any transaction in which either party may be or may have been concerned with or interested in;

(d) the names, addresses and other contact details of any client of either party;

(e) information about the terms of this Deed or any other agreements or arrangements with clients of either party or any other third parties with whom either party has dealings;

(f) information about the business methods of either party; and

(g) any information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to:

(i) either party; or

(ii) any third party with whose consent or approval either party uses that information;

Deed means this deed including the recitals, any schedules and any annexures;

Encumbrance means:

(a) an interest or power reserved in or over an interest in an asset, including any retention of title;

(b) an interest or power created or arising in or over an interest in an asset under a bill of sale, mortgage, charge, lien, pledge, trust or other similar instrument, device or power; or

(c) any other adverse right, title or interest of any nature, by way of security for the payment of a debt or the performance of any other obligation,

and includes any agreement or arrangement (whether legally binding or not) to grant or create any of the above;

Improvements To Materials means any improvement to, modifications to, applications of or adaptations of any part of the Materials (as defined excluding the Improvements To Materials) Medvet or the Institute of Medical and Veterinary Science create, develop or acquire whether now or in the future, including any improvements, modifications, applications or adaptations made through the licence granted to Medvet under clause 6 in relation to any part of the Materials;

Improvements To Technology means any improvement to, modifications to, applications of or adaptations of any part of the Technology (as defined excluding the Improvements To Technology) Medvet or the Institute of Medical and Veterinary Science create, develop or acquire whether now or in the future, including any improvements, modifications, applications or adaptations made through the licence granted to Medvet under clause 6, in relation to any part of the:

(a) Technical Information;

(b) Patent Family 1;

(c) Patent Family 2;

(d) Patent Family 3;

(e) Cells; and

(f) all know-how (including but not limited to the know-how for isolating enriching, culturing and expanding the mesenchymal precursor cells) and Confidential Information associated with (a) to €;

Intellectual Property Rights means all present and future intellectual and industrial property rights conferred by statute, at common law or in equity and wherever existing, including:

(d) patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets and any other rights subsisting in the results of intellectual effort any field, whether or not registered or capable of registration;

(e) any application or right to apply for registration of any of those rights;

(f) any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(g) all renewals and extensions of these rights;

Materials means hybridomas producing antibodies reactive with a marker expressed by cells of mesenchymal, haemopoietic, keratinocyte or any other lineage, and any Improvements To Materials;

Other Field means all fields outside the Bone and Cartilage Field;

Patent Family 1 means all rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisional, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, re-examinations, extensions, confirmations, revalidations, registrations and patents of addition thereof that result either directly or indirectly from the following patent applications which are sought and obtained:

(a) ‘Mesenchymal Precursor Cell PCT/AU00/00822;

(b) ‘Mesenchymal Precursor Cell’ Australian Patent Application No. 56636/00;

(c) ‘Mesenchymal Precursor Cell’ U.S. Patent Application No. 10/030411;

(d) Continuation-in-Part U.S. Patent Application No.10/813,747;

(e) ‘Perivascular Mesenchymal Precursor Cells’ PCT/AU2004/00416; and

(f) U.S. Continuation-in-Part application related to USSN10/030411 titled ‘Mesenchymal Precursor Cell and use thereof in the repair of bone defects and fractures in mammals’;

Patent Family 2 means ‘Perivascular Mesenchymal Precursor Cell Induced Blood Vessel Formation’ PCT/AU2004/00417 patent and all rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisional, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, re-examinations, extensions, confirmations, revalidations, registrations and patents of addition resulting either directly or indirectly from this patent;

Patent Family 3 means all rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisional, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, re-examinations, extensions, confirmations, revalidations, registrations and patents of addition thereof relating, whether directly or indirectly, to the proliferation of mesenchymal precursor cells and tissue specific committed cells and use thereof:

(g) to generate cardiac muscle, bone or vascular and endothelial tissue;

(h) to generate adipose tissue;

(i) to generate neural and glial tissue;

(j) to generate smooth muscle tissue; and

(k) to generate cartilage and ligamentous tissue,

which are sought and obtained by Medvet;

PeterMac Research Agreement means the research agreement dated 1 October 1999 between Medvet and the Inner and Eastern Health Care Network trading as Peter MacCallum Cancer Institute;

Protected Country means any country in which Angioblast is and remains the proprietor or applicant of any patent or patent application in the Technology or any patent or patent application in any Improvements to Technology made or acquired by Angioblast.

Technical Information means all of the information and know-how concerning the Technology (as defined excluding the Technical Information) in Medvet’s possession or control at the date of execution of this Deed, including without limitation all laboratory notebooks, research results and information relating to Patent Family 1, Patent Family 2, and Patent Family 3;

Technology means:

(h) the Technical Information;

(i) Patent Family 1;

(j) Patent Family 2;

(k) Patent Family 3;

(l) Improvements To Technology;

(m) Cells; and

(n) all know-how (including but not limited to the know-how for isolating enriching, culturing and expanding the mesenchymal precursor cells) and Confidential Information associated with (a) to (f); and

Unprotected Country means any country in the which for any reason (other than a breach of this Deed by Medvet) is not a Protected Country or at any time ceases to be a Protected Country.

1.2 Interpretation. In this Deed, unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) a gender includes the other genders;

(c) the headings are used for convenience only and do not affect the interpretation of this Deed;

(d) other grammatical forms of defined words or expressions have corresponding meanings;

(e) a reference to a document includes the document as modified from time to time and any document replacing it;

(f) if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(g) the word “person” includes a natural person and any body or entity whether incorporated or not;

(h) the word “month” means calendar month and the word “year” means 12 months;

(i) the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(j) a reference to a thing includes a part of that thing;

(k) a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l) wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(m) money amounts are stated in Australian currency unless otherwise specified;

(n) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body.

2. Assignment.

2.1 Technology Assignment.

(a) In consideration for the payments and acknowledgements contained in clause 4 and 5 and subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement continuing until the termination of the PeterMac Research Agreement (whether simply due to the effluxion of time or on any other basis whatever), Medvet hereby assigns to Angioblast absolutely and beneficially, such assignment to be effective from the date of execution of this Deed, the whole of its rights, title and interest, whether presently existing or which arises at a date after the date of this Deed in and to any Intellectual Property Rights subsisting in the Technology including:

(i) the right to apply for and register in any country worldwide such Intellectual Property Rights; and

(ii) the right to claim (and retain) any damages and other remedies (including but not limited to an account of profits) for past infringement of and wrongful interference of such Intellectual Property Rights by third parties (whether or not they arose prior to the date this Deed came into effect).

(Assigned Technology).

(b) Medvet acknowledges and agrees that Angioblast owns and will own all right, title and interest in and to all of the Assigned Technology from the date of this Deed, or if acquired, developed or created after the date of this Deed, on the date such Assigned Technology is first acquired, developed or created.

(c) To the extent that Medvet cannot assign any part of the Technology under clause 2.1(c), (Unassignable Technology), Medvet grants to Angioblast an exclusive worldwide licence (including the right to sub-licence) to use, exploit and conduct research in relation to the Unassignable Technology in the Other Field on the same terms of the All Fields Licence, such licence being subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement continuing until the termination of the PeterMac Research Agreement (whether simply due to the effluxion of time or on any other basis whatsoever).

2.2 Materials Assignment.

(a) In consideration for the payments and acknowledgements contained in clause 4 and 5 and subject to the rights (if any) granted to any third parties in relation to the Materials (including Peter MacCallum Cancer Institute under the PeterMac Research Agreement), Medvet hereby assigns to Angioblast absolutely and beneficially, such assignment to be effective from the date of execution of this Deed, the whole of its rights, title and interest, whether presently existing or which arises at a date after the date of this Deed in and to any Materials and any Intellectual Property Rights subsisting in the Materials including:

(i) the right to apply for and register in any country worldwide such Intellectual Property Rights; and

(ii) the right to claim (and retain) any damages and other remedies (including but not limited to an account of profits) for past infringement of and wrongful interference of such Intellectual Property Rights by third parties (whether or not they arose prior to the date this Deed came into effect).

(Assigned Materials).

(b) Medvet acknowledges and agrees that Angioblast owns and will own all right, title and interest in and to all of the Assigned Materials from the date of this Deed, or if acquired, developed or created after the date of this Deed, on the date such Assigned Materials is first acquired, developed or created.

(c) To the extent that Medvet cannot assign any part of the Materials under clause 2.2(a), (Unassignable Materials), Medvet grants to Angioblast an exclusive worldwide licence (including the right to sub-licence) to use, exploit and conduct research in relation to the Unassignable Materials in the Other Field on the same terms of the All Fields Licence, such licence being subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement and continuing until the termination of the PeterMac Research Agreement whether simply due to the effluxion of time or on any other basis whatsoever.

(d) To the extent that Medvet cannot grant an exclusive licence to any part of the Unassignable Materials under clause 2.2(c), (Non-Exclusive Unassignable Materials), Medvet grants to Angioblast an non-exclusive worldwide licence (including the right to sub-licence) to use, exploit and conduct research in relation to the Non-Exclusive Unassignable Materials in the Other Field on the same terms of the All Fields Licence to the extent that it applies to a non-exclusive licence, such licence being subject to the rights (if any) granted to Peter MacCallum Cancer Institute under the PeterMac Research Agreement and continuing until the termination of the PeterMac Research Agreement whether simply due to the effluxion of time or on any other basis whatsoever.

(e) Notwithstanding the terms of this clause 2.2, Medvet represents and warrants that it is able to freely assign all of the Materials and all Intellectual Property Rights in the Materials identified in Schedule 2 (“Essential Materials”) pursuant to clause 2.2(a), and Medvet warrants that the assignment of such Essential Materials will not breach any third party rights (including the rights granted to the Peter MacCallum Cancer Institute under the PeterMac Research Agreement).

2.3 No further grant of rights to Materials. Medvet acknowledges and agrees that it will not, from the date of this Deed, grant any further rights in relation to the Materials without Angioblast’s prior written consent (such consent to be withheld at the sole and absolute discretion of Angioblast).

2.4 Transfer of Technical Information.

(a) Medvet will within 30 days from the date of this Deed, provide and deliver all of the Technical Information to Angioblast.

(b) The parties acknowledge that Medvet is under an obligation to provide copies of all Technical Information to Mesoblast under the Bone and Cartilage Licence.

2.5 Non-admission of rights. Nothing in this Deed constitutes the admission or grant by any of the parties of any rights to the Technology or Materials to the Peter MacCallum Cancer Institute whether under the PeterMac Research Agreement or otherwise.

2.6 Moral Rights.

(a) Insofar as any moral rights may exist in any Technology and Materials (Works), Medvet will use its best endeavours to ensure that, to the extent that such consents have not already been obtained, within 60 days of the execution of this Deed, the authors of such Works irrevocably and unconditionally consent in writing by executing the deed poll in Schedule 1, to the fullest extent permitted by law (whether present or future), pursuant to Part IX of the Copyright Act 1968 (Cth), to Angioblast, its licensees, assignees and successors and their licensees, and other persons authorised by any of them:

(i) reproducing, adapting, publishing, performing, exhibiting, communicating or transmitting the Works or any adaptation thereof (or any part of any of the Works or of any such adaptation) anywhere in the world, in whatever form and in whatever circumstances Angioblast thinks fit including the making of any distortions, additions or alterations to the Works or any adaptation thereof (or any part of the Works or of such adaptation) as so reproduced, adapted, published, performed, exhibited, communicated or transmitted; and

(ii) reproducing, adapting, publishing, performing, exhibiting, communicating or transmitting the Works or any adaptation thereof (or any part of any of the Works or of any such adaptation) anywhere in the world without making identification of Angioblast or Medvet or the authors or any other person in relation thereto.

2.7 Assistance and Power of Attorney.

(a) Medvet will render all assistance and execute all documentation necessary to:

(i) transfer ownership of the Assigned Technology and Assigned Materials to Angioblast; and

(ii) if necessary confirm any licence granted pursuant to clauses 2.1(c), 2.2(c) and 2.2(d).

(b) Medvet hereby irrevocably appoints Angioblast and each director and secretary for the time being of Angioblast to be Medvet’s attorney and in Medvet’s name and on Medvet’s behalf to execute and do all such deeds, acts and things as Angioblast may consider reasonably necessary to give full effect to the assignment and the grant of licences (if any) in clauses 2.1 and 2.2.

3. Bone and Cartilage Licence Assignment.

3.1 Assignment. In consideration for the undertaking contained in clause 4, Medvet:

(a) hereby assigns to Angioblast:

(i) all the rights, title and interest of Medvet under the Bone and Cartilage Licence absolutely; and

(ii) without limiting clause 3.1(a)(i), all rights of action, claims and demands Medvet has arising from or relating to the Bone and Cartilage Licence;

(b) to the extent that Medvet cannot assign any of its duties or obligations under the Bone and Cartilage Licence to Angioblast, hereby acknowledges and agrees that, subject to Angioblast’s written direction, it will continue to comply with and discharge its obligations under the Bone and Cartilage Licence at Angioblast’s expense; and

(c) notwithstanding Medvet’s obligations under clause 3.1(b), Medvet hereby irrevocably appoints Angioblast and each director and secretary for the time being of Angioblast to be Medvet’s attorney in Medvet’s name and on Medvet’s behalf to execute and do all such deeds, acts and things as Angioblast may consider reasonably necessary to give full effect to this clause 3.1 and, to the extent that Medvet has any, comply with any obligations of Medvet under the Bone and Cartilage Licence.

4. Continuing Obligation. Angioblast acknowledges and agrees that, notwithstanding assignment of the Assigned Technology and Assigned Materials pursuant to clauses 2.1(a) and 2.2(a) and the Bone and Cartilage Licence pursuant to clause 3.1, from the date of this Deed Mesoblast Limited has agreed with Medvet under the Bone and Cartilage Licence to continue to pay the Bone and Cartilage Fee pursuant to the Bone and Cartilage Licence directly to Medvet until termination of the Bone and Cartilage Licence.

5. Cardio Licence and Other Fields.

(a) Parties acknowledge and agree that the Cardio Licence will terminate with effect from the date of the effective assignment and the grant of licence (if any) pursuant to clause 2 of this Deed, and notwithstanding termination of the Cardio Licence and in consideration of the assignment and the grant of licence (if any) in clause 2 Angioblast agrees to continue to pay the Cardio Fees to Medvet after the date of the effective assignment and the grant of licence (if any) pursuant to clause 2 of this Deed.

(b) In relation to the Other Fields (excluding the Cardio Field), and in consideration of the assignment and the grant of licence (if any) under clause 2 Angioblast agrees to pay Medvet the following:

(i) US$250,000 on completion of a (human) clinical trial phase of any product incorporating the Technology falling within Other Fields (excluding the Cardio Field) developed solely by Angioblast;

(ii) US$350,000 on FDA marketing approval of any product incorporating the Technology falling within the Other Fields (excluding the Cardio Field) developed solely by Angioblast;

payable within 30 days of the date of the invoice from Medvet for those amounts; and

(iii) 2% of Net Sales generated from the sale by Angioblast of products in Other Fields using or incorporating the Technology, payable each quarter and made in arrears within 30 days of the end of each quarter and accompanied by a written report.

(c) In this clause, ‘Net Sales’ means the actual sales price (exclusive of any sales or use taxes or value added tax, GST or other goods and services tax or any other similar taxes imposed on the provision of goods and services to purchasers by the party supplying products using or incorporating the Technology) as invoiced and received by Angioblast from third party purchasers less discounts, credits and returns on the products using or incorporating the Technology and less freight and handling disbursements, and to the extent that sales are made in any currency other than Australian dollars, the rate of exchange on the day the products are paid for will be used to convert the Net Sales for those products using or incorporating the Technology to Australian dollars.

(d) Medvet acknowledges and agrees that:

(i) Angioblast will not be required to pay any fees under this clause 5 for any Unprotected Country; and

(ii) if a country becomes an Unprotected Country, Medvet will repay Angioblast any fees paid under this clause 5 for that country from the date of this Deed up until and including the date that country becomes an Unprotected Country.

6. Research Licence. In consideration for:

(a) assignment of the Assigned Technology and Assigned Materials to Angioblast;

(b) any exclusive licence to Unassignable Technology and Unassignable Materials; and

(c) any non-exclusive licence to Non-Exclusive Unassignable Materials,

Angioblast hereby grants Medvet a non-exclusive, perpetual, irrevocable, royalty free licence to use the Technology and Materials for non-commercial, internal research and academic research effective from the date of this Deed provided Medvet will not use the Technology and Materials commercially or enter contractual obligations with third parties that is either inconsistent with Angioblast’s rights under this Deed or relates in any way to the Technology and Materials, and further provided that Angioblast will own all research results and Intellectual Property Rights relating thereto developed or created for or on behalf of Medvet pursuant to Medvet’s licence under this clause 6.

7. Warranty. Medvet warrants and it is a condition of this Deed that:

(a) it has good legal and beneficial title to the Technology and Materials, free and clear of all Encumbrances whatsoever other than the Bone and Cartilage Licence and the PeterMac Research Agreement;

(b) it has the right to make the assignments under clauses 2.1 and 2.2, and to the extent necessary, it has the right to grant the licences (if any) under clauses 2.1 and 2.2;

(c) other than the Bone and Cartilage Licence and the PeterMac Research Agreement, it has not granted any person any right to use or exploit in any way all or any part of the Technology or Materials or to manufacture, market and sell products incorporating any part of the Technology or Materials in all or any part of the world;

(d) no person’s consent is required in respect of the assignment or licence of the Technology and Materials;

(e) Medvet is entitled to make all patent applications which it has made in respect to the Technology and Materials;

(f) the assignment to Angioblast of the Assigned Technology and Assigned Materials and any exclusive licence of the Unassigned Technology and Unassignable Materials and non-exclusive licence of any Non-Exclusive Unassignable Materials, will not infringe any patent, trademark, registered design, copyright or other Intellectual Property Rights of any person, nor give rise to payment by Angioblast of any royalty or any other payments to any third party or to any liability to pay compensation;

(g) it has Mesoblast Limited’s consent under the Bone and Cartilage Licence to assign the Bone and Cartilage Licence to Angioblast;

(h) it does not require the Peter MacCallum Cancer Institute’s consent under the PeterMac Research Agreement to assign the Assigned Technology and Assigned Materials or to license the Unassignable Technology, Unassignable Materials on an exclusive basis or to license Non-Exclusive Unassignable Materials on a non-exclusive basis;

(i) there is no litigation or claim pending or threatened, challenging or disputing the ownership or validity of the Technology and Materials or any rights to the Technology and Materials;

(j) the Bone and Cartilage Licence is valid and subsisting in full force and effect;

(k) that there is no outstanding breach of the Bone and Cartilage Licence;

(l) at the date of this Deed, Peter MacCallum Cancer Institute has not approached or provided written notice to Medvet in relation to an exclusive licence over ‘Background Intellectual Property’ (as defined in the PeterMac Research Agreement) pursuant to clause 9 of the PeterMac Research Agreement;

(m) at the date of this Deed, Medvet has not given up any rights to obtain patent protection in relation to ‘Future Intellectual Property’ (as defined in the PeterMac Research Agreement) pursuant to clause 10.5 of the PeterMac Research Agreement, and Medvet will not do so in the future without the prior written consent of Angioblast (such consent to be withheld at the sole and absolute discretion of Angioblast); and

(n) at the date of this Deed, Medvet has not provided any ‘Medvet Funding’ (as defined under the PeterMac Research Agreement) to the Peter MacCallum Cancer Institute pursuant to clause 5 of the PeterMac Research Agreement.

8. Indemnity. Medvet indemnifies and will keep indemnified Angioblast against all actions, claims, proceedings, demands, liabilities, losses, damages, expenses and costs (including legal costs on a full indemnity basis) that may be brought against Angioblast or which Angioblast may pay, sustain or incur as a direct or indirect result of any breach or non-performance of this Deed by Medvet.

9. GST.

(a) In this clause the expressions consideration, GST, input tax credit, recipient, supply, tax invoice and taxable supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act). A supplier means any party treated by the GST Act as making a supply under this Agreement.

(b) Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this Agreement are exclusive of GST.

(c) If GST is imposed on any supply made under or in accordance with this Agreement, the recipient of the taxable supply must pay to the supplier an additional amount equal to the GST payable on or for the taxable supply subject to the recipient receiving a valid tax invoice in respect of the supply at or before the time of payment. Payment of the additional amount will be made at the same time as payment for the taxable supply is required to be made in accordance with this Agreement.

10. General.

10.1 Nature of obligations.

(a) Any provision in this Deed which binds more than one person binds all of those persons jointly and each of them severally.

(b) Each obligation imposed on a party by this Deed in favour of another is a separate obligation.

10.2 Time of the essence. In this Deed, time is of the essence unless otherwise stipulated.

10.3 Entire understanding.

(a) This Deed contains the entire understanding between the parties concerning the subject matter of the agreement and supersedes all prior communications between the parties, which includes the Material Transfer Agreement executed by the parties dated 7 May 2004. To the extent that there is any inconsistency between that Material Transfer Agreement and this Deed, the provisions of this Deed will prevail to the extent of such inconsistency. For the avoidance of doubt, the operation of this Deed and its provisions overrides clauses (viii) and (ix) of that Material Transfer Agreement.

(b) Each party acknowledges that, except as expressly stated in this Deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of the other party in relation to the subject matter of this Deed.

10.4 No adverse construction. This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

10.5 Further assurances. A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

10.6 No waiver.

(a) A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Deed does not operate as a waiver of the power or right.

(b) A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Deed.

(c) A waiver of a breach does not operate as a waiver of any other breach.

10.7 Severability. If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

10.8 Successors and assigns. This Deed binds and benefits the parties and their respective successors and permitted assigns under clause 10.9.

10.9 No assignment. Medvet cannot assign or otherwise transfer the benefit of this Deed without the prior written consent of Angioblast.

10.10 Consents and approvals Where anything depends on the consent or approval of a party then, unless this Deed provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

10.11 No variation. This Deed cannot be amended or varied except in writing signed by the parties.

10.12 Costs. Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

10.13 Duty.

(a) Any duty (including related interest or penalties) payable in respect of this Deed or any instrument created in connection with it must be paid by Medvet.

(b) Medvet undertakes to keep Angioblast indemnified against all liability relating to the duty, fines and penalties.

10.14 Governing law and jurisdiction.

(a) This Deed is governed by and must be construed in accordance with the laws in force in Delaware, USA.

(b) The parties submit to the exclusive jurisdiction of the courts of Delaware and the USA in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

10.15 Counterparts. If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

10.16 Conflicting provisions. If there is any conflict between the main body of this Deed and any schedules or annexures comprising it, then the provisions of the main body of this Deed prevail.

10.17 Non merger. A term or condition of, or act done in connection with, this Deed does not operate as a merger of any of the rights or remedies of the parties under this Deed and those rights and remedies continue unchanged.

10.18 Operation of indemnities. Unless this Deed expressly provides otherwise:

(a) each indemnity in this Deed survives the expiry or termination of this Deed; and

(b) a party may recover a payment under an indemnity in this Deed before it makes the payment in respect of which the indemnity is given.

10.19 No right of set-off. Unless this Deed expressly provides otherwise, a party has no right of set-off against a payment due to another party.

10.20 Relationship of parties. Unless this Deed expressly provides otherwise, nothing in this Deed may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

Schedule 1

This Deed Poll is made on:                      day of                      2004

By: [Insert Name]:                       of

[Insert Address]:

(Consenting Party)

In Favour of:	Angioblast Systems, Incorporated of 279 East, 44th Street, New York, NY 10017 United States of America (Angioblast)

Operative Provisions

2. The Consenting Party acknowledges that it has moral rights (including rights of integrity, rights of attribution and other rights of an analogous nature) in part of or all of the Technology and Materials (Works). “Technology” and “Materials” will have the same meaning given to the term in the Intellectual Property Assignment Deed between Angioblast and Medvet Science Pty Ltd ACN 008 849 745 (Medvet) dated                     2004.

3. The Consenting Party hereby irrevocably and unconditionally gives its consent, to the fullest extent permitted by law (whether present or future), pursuant to Part IX of the Copyright Act 1968 (Cth), to Angioblast, its licensees, assignees and successors and their licensees, and other persons authorised by any of them to:

(a) reproducing, adapting, publishing, performing, exhibiting, communicating or transmitting the Works or any adaptation thereof (or any part of any of the Works or of any such adaptation) anywhere in the world, in whatever form and in whatever circumstances Angioblast thinks fit including the making of any distortions, additions or alterations to the Works or any adaptation thereof (or any part of the Works or of such adaptation) as so reproduced, adapted, published, performed, exhibited, communicated or transmitted; and

(b) reproducing, adapting, publishing, performing, exhibiting, communicating or transmitting the Works or any adaptation thereof (or any part of any of the Works or of any such adaptation) anywhere in the world without making identification of Angioblast, Medvet, the Institute of Medical and Veterinary Science ABN 35 302 506 443, the Consenting Party or any other person in relation thereto.

4. If any provision of this deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this deed, in which event the remaining provisions of the deed operate as if the severed provision had not been included.

5. This deed is governed by the laws of the State of Victoria, Australia and the parties submit to the exclusive jurisdiction of the courts of that State.

6. The Consenting Party, at Angioblast’s expense and within a reasonable time of being requested by Angioblast to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this deed.

7. A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this deed does not operate as a waiver of the power or right. A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this deed. A waiver of a breach does not operate as a waiver of any other breach.

Executed as a deed poll.

Signed Sealed and Delivered by [Insert	)
Name]: in the	)
presence of	)	Signature

Signature of Witness

Name of Witness
(Please Print)

Schedule 2

Essential Materials (clause 2.2(e))

All hybridomas developed or created by or for IMVS or Medvet, which result in production of monoclonal antibodies reactive with antigens on the surface of mesenchymal precursor cells, or cells of haematopoietic, keratinocyte, or other lineages, including without limitation, including the following antibodies:

Clone	Isotype	Antigen

CC9	IgG2A	CD146

EB4	IgG1	CD146

AC9	IgG1	CD13

AB11	IgG1	CD105

XB1	IgG1	CD105

H8G	IgG1	CD68

CA12	IgG1	Alkaline Phosphatase

BB9	IgG1	ACE

HCC1	IgM	CD59

MA6	?	? Megakaryoctes

KF8	IgM	FUT-1

HYB A	IgM	? (ANTI-SHEEP)

HYB B	IgG1	? (ANTI-SHEEP)

HYB C	IgM	? (ANTI-SHEEP)

HYB D	IgM	? (ANTI-SHEEP)

HYB E	IgM	? (ANTI-SHEEP)

HYB F	IgM	? (ANTI-SHEEP)

HYB G	IgM	? (ANTI-SHEEP)

HYB H	IgG1	? (ANTI-SHEEP)

HYB I	IgM	? (ANTI-SHEEP)

Clone	Isotype	Antigen

CF7.B10	IgG1	Leptin receptor

CG1 B7	IgG1	Leptin receptor

7H9	IgG1	CD44

H9H11	IgG1	CD44

103B2	IgG3	CD164

105A5	IgM	CD164

96.IH5	IgG1	CD164

96.2D2	IgG1	CD164

96.3F5	IgG2B	CD164

96.10H10	IgG1	CD164

96.12H11	IgG1	CD164

JP14G12	?	BETA-1 INTEGRIN

JP15E8	?	BETA-1 INTEGRIN

JP15F5	?	BETA-1 INTEGRIN

JP2C5	?	BETA-1 INTEGRIN

JP4B4	?	BETA-1 INTEGRIN

JP4B5	?	BETA-1 INTEGRIN

10G7	IgG1	Transferrin Receptor

Executed as a deed.

Executed by Medvet Sciences Pty Ltd ABN 15 008 849 745 in accordance with section 127(1) of the Corporations Act 2001 (Cth):	) ) ) ) )

/s/ (illegible)		/s/ Dr. Frances Guyett
Signature of director		Signature of director or company secretary* *delete whichever does not apply

(illegible)		Dr. Frances Guyett
Name (please print)		Name (please print)

Executed by Angioblast Systems, Incorporated in accordance with its Constitution by its duly authorised officers	) ) ) ) )
/s/ Silviu Itescu
Signature of authorised officer		Signature of authorised officer

Silviu Itescu
Name (please print)		Name (please print)